Exhibit 10.1

IN WITNESS WHEREOF, this Sublease has been executed as of the date first written above. SUBLANDLORD: RED SQU£J*iri.LC By: Name.' RichafmCT;Sullivan, Jr Title: C.£t> SUBTENANT: COMPUTER PROGRAMS AND SYSTEMS, INC. By: Name: Title: Master Landlord's Consent Landlord hereby acknowledges its consent to this Sublease (including the terms and provisions in Sections 1 0 and 1 8) and represents that, to its knowledge, neither Master Landlord nor Sublandlord (as Lessee under the Master Lease) is in default under the Master Lease. Master Landlord's consent is given subject to the foregoing: Except as set forth in this Sublease, nothing in the Sublease shall be construed (a) to modify, waive, impair or affect any of the provisions, covenants, agreement, terms or conditions contained in the Master Lease, (b) to waive any breach of the Master Lease or any rights ofMaster Landlord or Sublandlord against the other for the non-performance of such party's obligations under the Master Lease, (c) to enlarge or increase the obligations of Master Landlord or Sublandlord or the rights of Master Landlord or Sublandlord under the Master Lease, or (d) as a consent by Master Landlord pursuant to any of the other provisions of the Master Lease (including, without limitation, to the performance of any work in and to the Subleased Premises). 1. 2. In the event of the termination by Master Landlord of the Master Lease prior to the scheduled expiration date of the Sublease pursuant to a default under the terms of the Master Lease, then, upon Subtenant's cure of the default that led to the termination, Master Landlord shall take over all of the right, title and interest of Sublandlord and Subtenant shall attorn to Master Landlord pursuant to the then executory provisions of the Sublease. Upon request by Master Landlord, {05802216.2} 9

Exhibit 10.1

SUBLEASE AGREEMENT

This Sublease Agreement (this "Sublease") dated effective as of the 22nd day of February 2021 is by and between Red Square, LLC, an Alabama limited liability company ("Sublandlord") and Computer Programs and Systems, Inc., a Delaware corporation ("Subtenant").

Background

A. Central Optical, LLC, an Alabama limited liability company (the "Master Landlord") and Sublandlord entered into a Lease Agreement dated June 21, 2013 (the "Original Lease"), as amended by a Lease Modification Agreement to Lease dated June 6, 2014 (the Original Lease, as amended by the Lease Modification Agreement, the "Master Lease"), a copy of which is attached as Exhibit A to this Sublease, pursuant to which Master Landlord leases to Sublandlord 20,093 rentable square feet (collectively, the "Master Premises") in the building located at 54 and 56 St. Emanuel Street, Mobile, AL 36602 (the "Building").

B. Sublandlord desires to sublease to Subtenant the entirety of the Master Premises containing approximately 20,093 rentable square feet as set forth in the plan attached as Exhibit B (the "Subleased Premises") under the terms and conditions of this Sublease, and Subtenant desires to sublease such space from Sublandlord.

Agreement

THEREFORE, for good and valuable consideration, Sublandlord and Subtenant agree as follows:

1. Background; Capitalized Terms. The "Background" section of this Sublease set forth above forms a part of this Sublease and is hereby incorporated into this Sublease by reference. Capitalized terms used but not defined in this Sublease have the meanings ascribed to them in the Master Lease.

2. Subleased Premises. Sublandlord subleases to Subtenant, and Subtenant subleases from Sublandlord, the Subleased Premises, subject to the terms, conditions, and covenants set forth in this Sublease. Sublandlord makes no representation or warranty as to the actual square footage of the Subleased Premises.

3. Sublease Term. Subject to obtaining Master Landlord's consent as set forth in Section 18 of this Sublease, the initial term of the Sublease ("Sublease Term") shall begin on April 1, 2021 (the "Beginning Date"). The Sublease Term will end on June 5, 2024 (the "Ending Date"). Subject to Master Landlord's consent, Sublandlord agrees to deliver the Subleased Premises to Subtenant on the Beginning Date; provided, however, if Sublandlord is not able to deliver the Subleased Premises on the Beginning Date, Rent shall not commence until Sublandlord delivers the Subleased Premises to Subtenant. Subtenant shall not be entitled to exercise any options to extend

or renew the term of the Master Lease, which right is expressly retained by Sublandlord. Notwithstanding the foregoing, if Master Landlord and Subtenant enter into a separate written lease agreement contemporaneous with the execution and effectiveness of this Sublease, which provides for a lease of the Master Premises by Subtenant from Master Landlord upon expiration of Sublease Term at the Ending Date, then Sublandlord hereby waives any rights to exercise the option to renew the term of the Master Lease pursuant to Section 2 of the Master Lease.

4. Rent; Security Deposit.

(a) Subtenant shall pay to Sublandlord a monthly rent ("Basic Rent") for each month of the Sublease Term as set forth below:

Period	Monthly Rent
April 1, 2021 – June 5, 2024	$37,936.50

(b) Included in Basic Rent throughout the term of the sublease the Sublandlord shall pay to Master Landlord the monthly of installments of the specific operating costs identified in Sections 8, 34 and 35 of the Master Lease, except with respect to utilities. Subtenant shall be responsible for transferring all utilities into the name of Subtenant and paying for such utilities during the Sublease Term. If any utilities cannot be transferred directly to the name of Subtenant, then Subtenant shall promptly reimburse Sublandlord for any such utilities as Additional Rent (defined below). Sublandlord shall not be responsible for any other obligations, costs or expenses payable by Sublandlord as Lessee under the Master Lease, all of which shall be the responsibility of Subtenant and shall be paid to Sublandlord as Additional Rent as provided for in Sections 4(c) and (d) below.

(c) All other payments due and payable under this Sublease, together with all interest, penalties and costs which may be added thereto pursuant to the terms of this Sublease (each such amount, "Additional Rent") shall be paid to Sublandlord within 20 days' of Subtenant's receipt of an invoice for same. Sublandlord shall have all the rights, powers and remedies provided for in this Sublease or at law or in equity for failure to pay Additional Rent as are available for nonpayment of Basic Rent. Basic Rent and Additional Rent may be referred to collectively as "Rent."

(d) In addition to Basic Rent, Subtenant shall perform and pay for all other obligations, costs and charges that are the obligation of Sublandlord as Lessee under the Master Lease, except to the extent any such obligations, costs and charges are specifically stated in this Sublease to remain the responsibility of Sublandlord.

(e) Each monthly installment of Rent shall be paid by the first day of each month during the Sublease Term, without advance notice, demand, offset, or deduction, to Sublandlord at:

Red Square, LLC
Attn: Rich Sullivan
470 Winslow Drive
Mobile, Alabama 36608

or as Sublandlord may specify in writing to Subtenant. If the Sublease Term does not begin on the first day or end on the last day of a month, the Rent for that partial month shall be prorated by multiplying the monthly Rent by a fraction, the numerator of which is the number of days of the partial month included in the Sublease Term and the denominator of which is the total number of days in the full calendar month.

(f) If Subtenant fails to fully pay the Rent within five (5) days after it is due, Subtenant shall also pay: (i) a late charge equal to $500, plus (ii) interest at 12% per annum or the maximum then allowed by applicable law, whichever is less, on the remaining unpaid balance.

(g) No Security Deposit shall be due under the Sublease.

5. Condition of Subleased Premises. Subtenant accepts the Subleased Premises in an "**AS IS, WHERE IS**" condition, with all faults and with no representations or warranties of any kind from Sublandlord or Master Landlord. Sublandlord agrees to leave the Subleased Premises furnished with the furniture, fixtures, and equipment ("FF&E") listed on Exhibit C attached hereto, which FF&E is hereby leased to Subtenant for its use during the Sublease Term. Subtenant shall maintain the FF&E in good condition, subject to ordinary wear and tear. Prior to the Ending Date, Sublandlord and Subtenant shall negotiate for the sale and transfer of the FF&E from Sublandlord to Subtenant at a mutually agreeable price.

6. Use of Subleased Premises; Access. The Premises will be used for general office use and no other purpose.

7. Subtenant Improvements; Other Alterations.

(a) Subtenant shall not make any alterations, additions or improvements (collectively, "Alterations") to the Subleased Premises without Sublandlord's advance written consent, which shall not be unreasonably withheld, and Master Landlord's advance written consent, which shall not be unreasonably withheld, and then only in accordance with the terms of the Master Lease.

(b) If the Master Landlord requires Subtenant to remove any Alterations prior to the expiration of this Sublease, Subtenant shall comply with the Master Lease requirements with respect to such removal and restoration of the Subleased Premises.

8. Insurance; Mutual Waiver of Subrogation.

(a) As of the Beginning Date, Subtenant, at Subtenant's cost, shall procure and maintain the insurance policies and coverages required of Sublandlord as Lessee under the Master Lease, and Subtenant shall cause its insurance carriers to include any clauses or endorsements in favor of Sublandlord, Master Landlord, and any additional parties, which Sublandlord as Lessee under the Master Lease is required to provide under the provisions of the Master Lease. In addition, such policies shall provide replacement cost coverage for the FF&E, with the proceeds of such insurance being payable to Sublandlord. Any and all property of Subtenant which may be located or stored at the Subleased Premises shall be at the sole risk of Subtenant. On or prior to the Beginning Date, Subtenant shall provide a certificate evidencing such insurance coverage to Sublandlord at the following address:

Red Square, LLC
470 Winslow Drive
Mobile, Alabama 36608

Attention: Rich Sullivan

All such insurance policies shall name Sublandlord and Master Landlord as additional insureds and shall require that Sublandlord and Master Landlord be given 30 days advance written notice in event of cancellation or material change in the policies. In the event that such insurance is canceled or discontinued, this Sublease may be canceled at the sole discretion of Sublandlord upon written notice to Subtenant.

(b) Each of Sublandlord and Subtenant waives any right of recovery against the other party and releases all claims arising in any manner in its (Injured Party's) favor and against the other party for any loss or damage to the Injured Party's property (real or personal) located within or constituting a part of or all of the Building. The parties further agree to have their respective insurers waive any rights of subrogation that such insurers may have against the other party. This waiver and release apply to the extent the loss or damage is covered by:

(i) the Injured Party's insurance; or

(ii) the insurance the Injured Party is required to carry under this Sublease,

whichever is greater. The waiver and release also apply to each party's directors, officers, employees, shareholders, members, managers and agents. The waiver and release do not apply to claims caused by a party's willful misconduct.

9. Parking. During the Sublease Term, Sublandlord shall, at no additional cost to Subtenant, arrange for Subtenant to have the use of 7 assigned parking spaces in the parking area surrounding the Building, which are marked and identified on Exhibit D attached hereto.

10. Surrender of Subleased Premises. Subtenant covenants and agrees to surrender the Subleased Premises upon the expiration or earlier termination of the Sublease Term, in as good a condition as when received; reasonable wear and tear excepted, and otherwise in conformity with the surrender requirements of the Master Lease. Notwithstanding the forgoing, if Master Landlord and Subtenant have entered into a separate written lease agreement, which provides for a lease of the Master Premises by Subtenant from Master Landlord upon expiration of Sublease Term at the Ending Date, then Master Landlord and Subtenant hereby release the Sublandlord of all claims, liabilities, and costs related in any way to the to the surrendered condition of the Master Premises.

11. Indemnification by Subtenant. Subtenant shall indemnify, defend, and hold Sublandlord and Master Landlord harmless from and against all fines, suits, claims, demands and actions of any kind or nature by reason of any breach, violation or non-performance of any condition hereof to be performed on the part of Subtenant under this Sublease or the Master Lease; and Subtenant shall indemnify, defend, and hold Sublandlord and Master Landlord harmless from and against all third party claims:

(a) for personal injury, bodily injury, death, or property damage;

(b) for incidents occurring in or about the Subleased Premises or the Building; and

(c) caused by the negligence or willful misconduct of Subtenant or any of Subtenant's employees, agents, contractors or invitees.

12. Notices. Any notice, demand, request, or other communication or document to be provided under this Sublease shall be in writing and shall be given to the party at its regular mail address or such other address as the party may later specify for that purpose by notice to the other party. The parties current addresses are set forth below:

Sublandlord:

Red Square, LLC
Attn: Rich Sullivan
470 Winslow Drive
Mobile, Alabama 36608

Subtenant:

Computer Programs and Systems, Inc.
Attn: Corporate Counsel
6600 Wall Street
Mobile, Alabama 36695

Notice shall only be given in the manner set forth below and shall, for all purposes be deemed given and received: (a) if given by an internationally recognized and reputable express courier service at the regular mail address of the party specified above, the day on which the notice is actually received by the party; or (b) if given by certified mail, return receipt requested, postage prepaid at the regular mail address of the party specified above, five business days after it is posted, or by email with read receipt notice.

13. Default. Without limiting the generality of Section 16 in this Sublease, the default and remedy provisions in Sections 12 and 13 of the Master Lease are hereby incorporated by reference as if Sublandlord were landlord thereunder, Subtenant the tenant thereunder, and the Subleased Premises the Master Premises; provided Subtenant shall only have one-half of the number of days allotted to Sublandlord under the Master Lease within which to cure Subtenant's defaults. By way of example only, any act or omission by Subtenant that would constitute an event of default by Lessee under the Master Lease shall be a default under this Sublease, and Sublandlord shall have all rights and remedies available under the Master Lease and under applicable law.

14. Sublandlord Default under Master Lease. Sublandlord will notify Subtenant, within two (2) days of receipt of notice from Master Landlord, of any alleged default of the Master Lease communicated by Master Landlord to Sublandlord. If the cause of the alleged default is an unpaid utility expense, Subtenant may cure and pay such expense and/or have such utility reconnected. Subtenant may then offset from payment of Rent hereunder the expenses associated with any such cure, payment and/or reconnection, except for any expenses attributable to the Subleased Premises.

15. Holding Over.

(a) Subtenant shall have no right to occupy all or any part of the Subleased Premises pursuant to this Sublease after the expiration of the Sublease Term or after termination of this

Sublease or of Subtenant's right to possession in consequence of a default. If Subtenant or any party claiming by, through or under Subtenant holds over, Sublandlord and the Master Landlord may exercise any remedies available to it to recover possession of the Subleased Premises.

(b) If Subtenant remains in occupancy of the Subleased Premises after the expiration or earlier termination of the Master Lease, then the holdover rate for such period shall be 150% of the then current Basic Rent plus all additional costs and expenses set forth in Section 4. Subtenant shall indemnify, defend and hold the Master Landlord and Sublandlord harmless from any and all thirds party claims relating to Subtenant's failure to vacate the Subleased Premises at the end of the Sublease Term.

16. Master Lease.

(a) Except for the payment of Rent or as otherwise provided in this Sublease, all applicable terms and conditions of the Master Lease are incorporated into and made a part of this Sublease as if Sublandlord were landlord thereunder, Subtenant the tenant thereunder, and the Subleased Premises the Leased Premises.

(b) Each party agrees that it will not, by its act or omission to act, cause a default under the Master Lease. In furtherance of the foregoing, the parties confirm, each to the other, that it is not practical in this Sublease agreement to enumerate all of the rights and obligations of the various parties under the Master Lease and specifically to allocate those rights and obligations in this Sublease agreement. Accordingly, in order to afford to Subtenant the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Subleased Premises, and in order to protect Sublandlord against a default by Subtenant that might cause a default or event of default by Sublandlord under the Master Lease, the parties agree as follows:

(i) Except for the payment of Rent or as otherwise expressly provided in this Sublease, Subtenant shall perform all affirmative covenants and shall refrain from performing any act which is prohibited by the negative covenants of the Master Lease, where the obligation to perform or refrain from performing is by its nature imposed upon the party in possession of the Subleased Premises;

(ii) Subtenant shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease; and

(iii) Subtenant shall perform all affirmative covenants which are also covenants of Sublandlord under the Master Lease at least 5 days prior to the date when Sublandlord's performance is required under the Master Lease. If Subtenant fails to do so, Sublandlord shall upon reasonable prior notice have the right (but not the obligation) to enter the Subleased Premises to cure any default by Subtenant under this Section.

(iv) With respect to any time period for giving notice, making demands or performing any act, covenant or condition, or to exercise any right or remedy under the Master Lease by Sublandlord as Lessee to Master Landlord as Lessor, such time period are modified herein as between

Subtenant and Sublandlord by shortening the same in each instance by one-half (unless otherwise expressly stated in this Sublease), it being the intent of the parties to provide Sublandlord with sufficient time to provide Master Landlord with any similar notice under the time constraints set forth in the Master Lease.

(c) Sublandlord grants to Subtenant the right to receive all of the services and benefits with respect to the Subleased Premises that are to be provided by Master Landlord under the Master Lease. Anything in this Sublease to the contrary notwithstanding, Sublandlord shall have no duty to perform any obligations of Master Landlord under the Master Lease, including, but not limited to, those obligations which are, by their nature, the obligation of an owner or manager of real property. By way of example only, Sublandlord shall not be required to provide the services or repairs that the Master Landlord is required to provide under the Master Lease. Sublandlord shall have no responsibility for or be liable to Subtenant for any default, failure or delay on the part of Master Landlord in the performance or observance by Master Landlord of any of its obligations under the Master Lease, nor shall any default by Master Landlord affect this Sublease or waive or defer the performance of any of Subtenant's obligations under this Sublease. Notwithstanding the foregoing, the parties contemplate that Master Landlord will, in fact, perform its obligations under the Master Lease. In the event of any default or failure of performance by Master Landlord, Sublandlord agrees that it will, upon written notice from Subtenant, make demand upon Master Landlord to perform its obligations under the Master Lease and shall use commercially reasonable efforts to enforce such obligations in the same or substantially similar manner as if it were it still in possession of the premises as Lessee.

(d) This Sublease is subject and subordinate to the Master Lease. Subtenant shall not do or permit to be done any act or thing, or omit to do anything, which may constitute a breach or violation of any term, covenant, or condition of the Master Lease, notwithstanding such act, thing, or omission is permitted under the terms of this Sublease.

17. Termination of Master Lease. If the term of the Master Lease is terminated prior to the expiration of the Sublease Term for any reason pursuant to the terms of the Master Lease, unless Subtenant elects to exercise its right to cure the default that led to the termination within ten (10) days of written notice of the termination from Master Landlord, this Sublease shall terminate on the date of such termination and Sublandlord shall not be liable to Subtenant for such termination. This section 17 is subject to the terms and conditions described in paragraph 18, including but not limited to Master Landlord's Consent.

18. Master Landlord Consent.

(a) This Sublease is subject to the written consent of the Master Landlord. If the Master Landlord does not consent to this Sublease, then this Sublease shall be null and void and both Sublandlord and Subtenant are released from all obligations under this Sublease.

(b) Master Landlord further acknowledges and agrees that the option to expand the Premises as set forth in Section 3 of the Master Lease has been exercised and Master Landlord has waived the 180 day written notice requirement, such that, as of the Beginning Date, the Subleased Premises shall include the entire space in the Building located at 54 and 56 St. Emanuel Street, Mobile, AL 36602, consisting of approximately 20,093 square feet.

(c) The parties hereto agree to the terms and conditions set forth in the Master Landlord's Consent, which terms and conditions are set forth below at the end of this Sublease and are hereby incorporated herein by this reference.

19. Sub-sublease and Assignment. Subtenant shall not sublet all or any portion of the Subleased Premises or assign, encumber, mortgage, pledge, or otherwise transfer this Sublease (directly or indirectly, or by operation of law or otherwise) or any interest therein, without the prior written consent of: (a) Sublandlord, which consent may be withheld in its sole and absolute discretion; and (b) Master Landlord.

20. Broker's Warranty. The parties warrant that CRE Mobile is the only broker they dealt with on this Sublease. The party who breaches this warranty shall defend, hold harmless, and indemnify the non-breaching party from any claims or liability arising from the breach. Sublandlord is responsible for paying the commission of CRE Mobile pursuant to separate agreement.

21. Attorney's Fee. In lieu of Section 19 of the Master Lease regarding "attorney's fees", the following shall apply with respect to "attorney's fees" as between Sublandlord and Subtenant with respect to this Sublease. Should either party to this Sublease retain an attorney to enforce or defend its rights arising under any provision in this Sublease pursuant to a suit or action, the substantially prevailing party will be entitled to reimbursement of its resulting reasonable attorney's fees, court costs, and any related fees from the other party.

22. Entire Agreement; Amendments. This Sublease contains the entire agreement between the parties regarding the Subleased Premises. This Sublease may be amended or modified only by a writing signed by both parties.

23. Severability and Survival of Covenants. If any provision of this Sublease shall be invalid under any law, it shall be inapplicable and deemed omitted, but the remaining provisions shall be given effect in accordance with the intent of the Sublease.

24. Counterparts. This Sublease may be executed in counterparts, which taken together shall constitute one original instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, this Sublease has been executed as of the date first written above.

SUBLANDLORD:

RED SQUARE, LLC

By:__________________________________
Name: Richard C. Sullivan, Jr
Title:

SUBTENANT:

COMPUTER PROGRAMS AND SYSTEMS, INC.

By:__________________________________
Name:
Title:

Master Landlord's Consent

Landlord hereby acknowledges its consent to this Sublease (including the terms and provisions in Sections 10 and 18) and represents that, to its knowledge, neither Master Landlord nor Sublandlord (as Lessee under the Master Lease) is in default under the Master Lease.

Master Landlord's consent is given subject to the foregoing:

1. Except as set forth in this Sublease, nothing in the Sublease shall be construed (a) to modify, waive, impair or affect any of the provisions, covenants, agreement, terms or conditions contained in the Master Lease, (b) to waive any breach of the Master Lease or any rights of Master Landlord or Sublandlord against the other for the non-performance of such party's obligations under the Master Lease, (c) to enlarge or increase the obligations of Master Landlord or Sublandlord or the rights of Master Landlord or Sublandlord under the Master Lease, or (d) as a consent by Master Landlord pursuant to any of the other provisions of the Master Lease (including, without limitation, to the performance of any work in and to the Subleased Premises).

2. In the event of the termination by Master Landlord of the Master Lease prior to the scheduled expiration date of the Sublease pursuant to a default under the terms of the Master Lease, then, upon Subtenant's cure of the default that led to the termination, Master Landlord shall take over all of the right, title and interest of Sublandlord and Subtenant shall attorn to Master Landlord pursuant to the then executory provisions of the Sublease. Upon request by Master Landlord,

Subtenant shall confirm such attornment in writing to Master Landlord by executing and delivering an instrument reasonably satisfactory to Master Landlord and Subtenant; provided that failure by Subtenant to execute and deliver such instrument shall not effect such attornment in accordance with this paragraph.

3. Prior to any such attornment described in paragraph 2 of this Master Landlord's Consent, Subtenant shall have no recourse against Master Landlord for Master Landlord's failure to perform any obligation under the Master Lease. Subtenant acknowledges that any and all rights it may have with respect to the Subleased Premises are as lessee of Sublandlord and derive solely through the rights of Sublandlord under the Master Lease.

CENTRAL OPTICAL, LLC

By: ______________________

Name: John D. Peebles

Title: Managing Partner

EXHIBIT A
MASTER LEASE

[attached]

EXHIBIT A

MASTER LEASE

LEASE MODIFICATION AGREEMENT

Whereas Central Optical, LLC, (Lessor) and Red Square, LLC (Lessee) entered into a lease agreement dated 21 June, 2013 relating to real property located at 54 St. Emanuel Street, Mobile, Alabama; a copy of which lease is attached hereto for reference; and whereas Lessor and Lessee are now desirous to amend said lease in order to accommodate for additional expenses incurred in the build out of Lessee's space and to define a Delivery Date, it is now agreed between Lessor and Lessee that sub-paragraphs 4 and 5 of paragraph 2 page 1, shall be replaced with the following sub-paragraphs 4 and 5:

> IN CONSIDERATION WHEREOF, the Lessee promises and agrees to pay the Lessor, as fixed minimum rent for the Premises for the whole initial term hereunder, the sum of Three million twenty one thousand fifty five and 32/100's ($3,021,055.32) Dollars, which said sum is payable in the amount and manner, and for the rental period, hereinafter set forth:
>
> $23,427.84 due and payable on the first of each month for the first 36 months, at which time the sum of $24,833.51 shall be due an payable on the first day of each of the next 36 months, at which time the sum of $26,323.52 shall be due and payable for the first day of the next 36 months, at which time the sum of $28,000.00 shall be due an payable on the first day of each of the remaining months of the initial term.

And it is further agreed between Lessor and Lessee that sub-paragraph 7 of the above referenced paragraph 2 shall be replaced with the following sub-paragraph:

> Lessee shall have the option to renew this leas for an additional five years at the then prevailing rental rate for similar properties in the Downtown Mobile market, but in no event shall the rent be less than $28,000.00 per month. If Lessee and Lessor cannot agree on what that rental rate is, each of them shall appoint, at their own expense, an MAI real estate appraiser, which appraisers shall between themselves select a third MAI appraiser, at the Lessor and Lessee's joint expense, and the three appraisers shall by majority vote decide the market rate for similar properties in the Downtown Mobile market. Lessee shall have this option beginning in the 109th month of the lease term, and if this option is not exercised and a new lease not executed before, it shall expire at the end of the 114th month of the lease term.

And it is further agreed between the Lessor and the Lessee that the Delivery Date as referenced in the subject lease shall be June 6, 2014.

LESSOR	LESSEE
CENTRAL OPTICAL, LLC	RED SQUARE, LLC
By ________________	By ________________
Man. Member	President

COMMERCIAL LEASE AGREEMENT

STATE OF ALABAMA)
COUNTY OF MOBILE)

This lease, is made this the 21st day of June , 2013, by and between Central Optical, LLC , hereinafter called "Lessor" and Red Square, LLC , hereinafter called "Lessee",

WITNESSETH: That the Lessor does hereby demise and let unto the Lessee the following described real property in Mobile County, Alabama, to-wit, together with improvements thereon "Premises":

1. DESCRIPTION

The entire second floor, and the north side of the first floor of the property commonly known as 54-56 St. Emanuel Street, Mobile, Alabama, comprising approximately 16,093 square feet and more specifically described on the attached plans and specifications; the real estate more particularly described as

> Begin at a point on the west line of St. Emanuel Street 31.01 feet south of the south line of Conti Street; run southwardly along the west line of St. Emanuel Street 89.42 feet to a point; thence run westwardly 115 feet to a point on the east line of a vacated alley; thence run northwardly along said east line of the vacated alley 89.13 feet to a point; thence run eastwardly 118.46 feet back to the point of beginning.
>
> Property to be improved as per attached plans and specifications, attached herewith as Exhibit A.

2. TERM

For continuous use and occupancy by the Lessee as an office building and for no other different use or purpose, for and during the term of ten (10) years beginning on the Delivery Date and ending on a date which is one hundred twenty (120) months after the Delivery Date. The Delivery Date shall be the earlier of: (a) the date of written acceptance of delivery of possession of the Premises by Lessee, or (b) the date of receipt of a Final Certificate of Occupancy for the premises by Lessor.

Prior to the expiration of the initial term, Lessee shall have to option to renew this lease for an additional five year term, under the terms quoted below.

At the expiration of the first renewal period, Lessee shall have to option to renew this lease for an additional five year term, under the terms quoted below.

IN CONSIDERATION WHEREOF, the Lessee promises and agrees to pay the Lessor, as fixed minimum rent for the Premises for the whole initial term hereunder, the sum of Two million nine hundred thirty six thousand nine hundred seventy two and 52/100's ($2,936,972.52) Dollars, which said sum is payable in the amount and manner, and for the rental period, hereinafter set forth:

$22,798.42 due and payable on the first of each month for the first 36 months, at which time the sum of $24,139.50 shall be due an payable on the first day of each of the next 36 months, at which time the sum of $25,480.58 shall be due and payable for the first day of the next 36 months, at which time the sum of $27,492.21 shall be due an payable on the first day of each of the remaining months of the initial term.

Rent for the first month that rent is due and for the last month of the rental period shall be prorated for any partial month.

Lessee shall have the option to renew this leas for an additional five years at the then prevailing rental rate for similar properties in the Downtown Mobile market, but in no event shall the rent be less than $27,492.21 per month. If Lessee and Lessor cannot agree on what that rental rate is, each of them shall appoint, at their own expense, an MAI real estate appraiser, which appraisers shall between themselves select a third MAI appraiser, at the Lessor and Lessee's joint expense, and the three appraisers shall by majority vote decide the market rate for similar properties in the Downtown Mobile market. Lessee shall have this option beginning in the 109th month of the lease term, and if this option is not exercised and a new lease not executed before, it shall expire at the end of the 114th month of the lease term.

THIS LEASE IS MADE UPON THE FOLLOWING FURTHER TERMS, CONDITIONS AND COVENANTS:

3. OPTION TO EXPAND

Lessee shall have the option, at any time during the term of this lease, to expand into the remaining space in the subject building. Lessee must give Lessor 180 days written notice of its intention to absorb such space.

The term of the lease of the additional space shall match the term of Lessees primary space, and the rent for the additional space shall be a function of the number of additional square feet times the square foot rate Lessee is paying on it's primary space at the time they occupy the additional space, with the same schedule of rent increases as in effect on the primary space.

4. LATE CHARGE

In addition to all other payments provided for in this lease, Lessee shall be assessed with and shall pay a late charge of $ 500.00 , for each rental installment which is delinquent for five (5) days or more.

5. POSSESSION

The Lessor covenants that the Lessee on paying the fixed minimum rent, and additional rent reserved, if any, ("rent") and performing all the covenants and agreements herein contained shall peaceably and quietly have, hold and enjoy the Premises. However, the Lessor shall not be liable for the failure or inability of the Lessee to obtain possession of the Premises provided the Lessor shall exercise due diligence to place the Lessee in possession.

6. PERSONAL GUARANTY

The full performance of all of Lessee's obligations hereunder shall be personally guaranteed by Richard C. Sullivan, and Richard C. Sullivan, Jr.

Further, Lessor may maintain, at Lessor's expense, a life insurance policy on Richard C. Sullivan, Jr. Sullivan, Jr. herewith agrees to cooperate in all ways with Lessor to secure and maintain such insurance coverage.

7. ALTERATIONS

Lessee will make no alterations in or to the Premises and will not paint any part of the improvements thereon without the written consent of the Lessor Agent, except as otherwise herein provided, and in no event shall Lessee paint sprinkler heads, if sprinkler system exists on the Premises.

8. ADDITIONAL LESSEE'S DUTIES

Lessee will replace all plate and other glass, if and when broken: and will replace all keys lost or broken, keep the roof, gutters and downspouts clean, and will pay bills for sewer, water, light and gas used on Premises, and will keep the interior of the Premises, together with all electrical, plumbing

(above or below the ground), elevators, heating, air conditioning, sprinkler systems, and other mechanical installation and/or systems therein, and interior ceilings, in good order and condition, and will promptly repair all damage suffered as a result of freezing, stoppage or from Lessee's neglect. Should Lessee fail to do or undertake the replacement, maintenance and repair of the items and things herein required of Lessee, the Lessor may do and undertake the same, after two days' written notice, and the Lessee will pay the Lessor the costs and expenses thereof, together with interest hereon at the highest legal rate, not to exceed 10% per annum, upon demand, and any sum thus due from Lessee to Lessor by virtue hereof shall be secured as additional rent under the terms of this lease.

Lessee shall maintain the Premises including all parking areas in a clean and neat condition, keeping all windows and plate glass clean, storing all trash, garbage and rubbish in closed containers or dumpsters providing for prompt and regular removal of same, and Lessee shall not otherwise dispose of or burn any trash, garbage or rubbish on or about the Premises.

9. LESSOR RELEASED
Lessor shall not be liable for any loss or damage caused by, or growing out of, any breakage, leakage, getting out of order or defective conditions of said elevators, heating, air conditioning, other mechanical installations and/or systems, electric wiring, pipes, closets or plumbing, or any of them, nor shall Lessor be liable for any damage to any property on the Premises caused by, or growing out of, fire, rain, lightning, wind, high water, over-flow water, freezing or other causes.

10. ORDINANCES AND NUISANCES
Lessee will comply at all times and in all respects with all laws and ordinances relating to nuisances, fire, health, safety and sanitation in so far as the Premises and the streets and highways bounding the same are concerned, and the Lessee will not by any act, or omission, render the Lessor liable for any violation thereof. Lessee will not commit any waste of the Premises, or permit the same to be done, and will take good care of the Premises at all times. If the Premises, or any part thereof, consists of first floor space, adjacent upon the street, or alley, the Lessee will keep the sidewalk and curb in front thereof or adjacent thereto clean, and save harmless the Lessor from all damages or claims for damages for failure so to do.

Lessee shall not conduct or permit any activity on the Premises which will result in the emission of loud noises or offensive odors so as to disturb adjacent tenants or property owners.

11. OVERLOADING
Lessee will not overload the building, its floors, roof, walls or elevators and shall be liable for all damages to the Premises or other consequences of overloading and Lessee assumes the further responsibility to determine the extent to which the Premises may be used without violating this provision.

12. DEFAULT
Upon the happening of any one or more of the events as expressed below in (a) to (I) inclusive (which said events shall separately and severally constitute a default hereunder at Lessor's option), the Lessor shall have the right at the option of the Lessor to: (1), annul and terminate this lease, and thereupon re-enter and take possession of the Premises: or (2), re-enter and re-let the Premises from time to time, as agents of the Lessee, and such re-entry and/or re-letting shall not discharge the Lessee from any liability or obligations hereunder, except that net rents (that is, gross rents less the expense of collecting and handling, and less commissions) collected as a result of such re-letting shall be a credit on the Lessee's liability for rents under the terms of this lease. Nothing herein, however, shall be construed to require the Lessor to re-enter and re-let in such event. Nor shall anything herein be construed to postpone the right of the Lessor to sue for rents, whether matured by acceleration or

otherwise, but on the contrary the Lessor is hereby given the right to demand, collect and/or sue therefore at any time after default.

a) In the event the Lessee should fail to pay any one or more of said installments of rent as and when the same becomes due, or fail to pay on demand any amount due Lessor and secured as additional rent hereunder.

b) In the event Lessee removes, attempts to remove or permits to be removed from the Premises, except in the usual course of trade, the goods, furniture, effects or other property of the Lessee brought thereon.

c) In the event an execution or other legal process is levied upon the goods, furniture, effects or other property of the Lease brought on the Premises, or upon the interest of the Lessee in this lease.

d) In the event a petition in bankruptcy or a petition under the Bankruptcy Act, or any amendment thereto, is filed by or against the Lessee or the Lessee is adjudged a bankrupt.

e) In the event of an assignment for the benefit of creditors is made by the Lessee.

f) In the event of the appointment of a Receiver of Lessee's property.

g) In the event the Lessee, before the expiration of said term, without the written consent of the Lessor, vacates the Premises or abandons the possession thereof, or uses the same for purposes other than the purposes for which the same are hereby let, or ceases to use Premises for the purposes herein specified.

h) In the event that Lessee shall cause or allow a mechanics' and materialman's lien to accrue against the Premises.

I) In the event the Lessee violates any of the other terms, conditions or covenants on the part of the Lessee herein contained.

13. ACCELERATION

Upon default, breach of condition, or upon the termination of this lease re-entry upon the Premises for any one or more of the causes set forth above, or upon any termination of this lease or re-entry of the Premises, the rents hereunder for the entire rental period and other indebtedness, if any, payable under provisions hereof shall be and become immediately due and payable and without regard to whether or not possession of the Premises shall have been surrendered to or taken by the Lessor.

14. IMPROVEMENTS

All improvements and additions to the leased premises shall adhere to the Premises, and become the property of the Lessor, with the exception of such additions as are usually classed as furniture and trade fixtures. Said furniture and trade fixtures are to remain the property of the Lessee, and may be removed by the Lessee upon the expiration of this lease, provided all terms, conditions and covenants of the within contract have been complied with by the Lessee and said Lessee restores the building and premises to its original condition, natural wear and tear, excepted.

15. FIRE/WIND AND OTHER CASUALTIES

If the Premises shall be damaged or destroyed by fire, flood, wind-storm, riot, insurrection or other cause, without fault of the Lessee, then, and in the event, the Lessor shall have the option within sixty (60) days from the time such damage shall have occurred to elect whether Lessor shall or shall not repair and restore said building to its original shape and condition, and the Lessee shall be notified of such election in writing. Should Lessor elect to make such repairs or restorations, same shall be completed as soon after such election is made as is practicable, and from time such damage occurs until the repairs are completed, an equitable abatement of rents shall be allowed.

Should Lessor fail to elect to repair or restore the Premises, Lessee may at Lessee's election within thirty (30) days from the expiration of said sixty (60) days period, either terminate this lease or elect to repair or restore the Premises at Lessee's own expense, provided that notification of such election shall be given to Lessor in writing; and provided that if Lessee elects to repair or restore the Premises such

repairs or restoration shall be commenced immediately and promptly completed with the exercise of all reasonable diligence. An equitable abatement of rent shall be allowed from the time such damage occurs until the repairs or restoration are completed.

16. NOTICES

Except under those circumstances where it is requisite that notice be given to the Lessee at the Premises; any notice, demand, communication, or election to exercise any option hereunder, whether intended for the Lessor or for the Lessee, shall be in writing, and may be served or delivered in person, or by prepaid U.S. registered or Certified mail, to the address of the party intended as the recipient thereof as such address is herein stated, or to such other address as the parties hereto may at any time, and from time to time, designate in writing, (and as to notice to Lessor, a copy thereof shall be mailed or delivered to the Agent).

17. SIGNS

The Lessee shall not display or erect, or cause to be painted on or affixed to, the Premises, any lettering, signs, advertisements, awnings, or other projections thereon, without the written consent of the Lessor first sought and obtained, which consent shall not be unreasonably withheld. The Lessee's request thereof shall be in writing and shall contain such information as to the proposed lettering and/or signs as the Lessor may reasonably require.

18. SURRENDER

At the expiration of the tenancy herein created, Lessee shall surrender the Premises in the same condition of cleanliness, repair and sightliness as the Premises were in as of the commencement of business under this lease unless meanwhile repaired or improved, in which event, from the time of such repairs or improvements as to that portion so repaired or improved, reasonable wear and tear and damage by unavoidable casualty excepted, and shall surrender all keys for the Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of all combination on locks, safes and vaults, if any, in the Premises. Lessee's obligation to observe or perform this covenant shall survive the expiration or other termination of the term of this lease.

19. ATTORNEY'S FEE

In the event of employment of an attorney for the collection of any amount due hereunder, or for the institution of any suit for possession of the Premises, or for advice or service incident to the breach of any other condition of this lease by the Lessee, or on account of bankruptcy proceedings by or against Lessee, or legal process being issued against the furniture and effects of the Lessee, located upon the Premises, or the leasehold interest of the Lessee, the Lessee agrees to pay and shall be taxed with a reasonable attorney's fee, which fee shall be a part of the debt evidenced and secured by this lease.

20. WAIVER OF EXEMPTIONS

In order to further secure the prompt payment of said rents, and when the same mature, and the faithful performance by the Lessee of all and singular the terms, conditions and covenants on the part of the Lessee herein contained, and all damages and cost that the Lessor may sustain by reason of the violation of said terms, conditions and covenants, or any of them, the Lessee does hereby waive any and all right to claim personal property as exempt from levy and sale under the Constitution and Laws of the State of Alabama or any other State.

21. EASEMENTS

No representation on the part of the Lessor, or Agent, is here contained concerning the existence or not of any rights-of-way, party wall agreements, zoning ordinances, easements prescriptions, or covenants running with the land effecting the Premises, and to the extent only as such may be determined by a physical inspection of the property and/or as such may be of record in the Probate Court of the County in which the Premises are located, the Lessee takes possession hereunder charged

with notice thereof, and is bound to recognize all such rights-of-way, party wall agreements, easements, prescription and covenants running with the land, and zoning ordinances, and to indemnify and hold the Lessor harmless for any violations or breaches there-of by said Lessee. Lessor reserves the right to change the location of improvements, parking spaces, parking entrances and assess to the Premises.

22. INDEMNITY

The Lessee will indemnify and save harmless the Lessor from all fines, suits, claims, demands and actions of any kind or nature, by reason of any breach, violation or non-performance of any condition here of on the part of the Lessee. The Lessee will indemnify, protect and save harmless the Lessor herein, from any loss, cost, damage, or expense caused by injuries to persons or property, while in, on, or about the Premises; and any and all property of said Lessee which may be located or stored in the Premises shall be at the sole risk of said Lessee.

23. LIABILITY INSURANCE

Lessee shall maintain at Lessee's expense public liability insurance covering the Premises and operations of Lessee having limits of liability of not less than $2,000,000 bodily injury per occurrence plus $1,000,000 property damage per occurrence, or a Combined Single Limit of liability not less than $2,000,000 per occurrence. Such policy shall name Lessor and Agent as additional insured's and shall require that Lessor and Agent be given thirty (30) days advance notice in event of cancellation or material change, and shall furnish to Lessor and Agent a Certificate of Insurance as evidence of compliance with this requirement.

24. STEAM BOILER

Lessee is strictly prohibited from installing and operating a steam boiler on the Premises without written permission of Lessor, and such permission will be granted only after Lessee provides satisfactory proof of specific boiler explosion insurance with limits adequate to cover damage to the Premises.

25. LESSOR'S RIGHTS CUMULATIVE

The failure of the Lessor to insist, in any one or more instances, upon a strict performance of any of the covenants of this lease, or to exercise any option herein contained, shall not be construed as a waiver, or a relinquishment for the future, of such covenant or option, but the same shall continue and remain in full force and effect. The receipt by the Lessor of rent, with knowledge of the breach of any covenant hereof, shall not be deemed a waiver of such breach, and no waiver by the Lessor of any provision hereof shall be deemed to have been made unless expressed in writing, and signed by the Lessor, or Lessor's Agent.

26. SEVERABILITY

If any term, covenant or condition of this lease or the application thereof to any person or circumstances shall to any extent, be invalid or unenforceable, the remainder of this lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term, covenant and condition of this lease shall be valid and be enforced to the fullest extent permitted by law.

27. HOLDING OVER

Any holding over after the expiration of the term hereof, without the consent of the Lessor, shall be construed to be a tenancy from month-to-month, subject to all the terms and conditions hereof except that the monthly rental during any such period of holding over shall be in an amount equal to One Hundred Fifty percent (150%) of the monthly rental as specified herein; but nothing in this section shall be construed as consent by Lessor to any holding over or as a waiver of any rights of Lessor otherwise provided for herein. If the Lessee continues to remain in the Premises after the expiration of

the said term or after a forfeiture incurred, the Lessor, at any time, whether rent has been accepted by the Lessor or not, reserves the unqualified right, or option to notify the Lessee in writing of his election to terminate the lease or any extension thereof, said termination to be effective at the end of the calendar month in which said notice is given, unless less than ten (10) days remain in said month, in which event the effective date of termination shall be the last day of the calendar month following the date on which notice is given.

28. CONDITION

~~Nothing herein contained shall be construed as a warranty that the Premises are in good condition or are fit or suitable for the use or purpose for which they are let. Neither the Lessor nor Agent have made any representation or promise with respect to the condition or suitability of the Premises except as herein expressly set forth.~~

29. MAINTENANCE & REPAIRS

Lessor shall maintain and keep in good repair the roof and exterior walls of the buildings located on the Premises, exclusive of glass and doors. However, Lessor shall not be obligated to make any other repairs or do any other work on or about the Premises or to any equipment thereon, and all other repairs and maintenance shall be performed by Lessee.

Lessor reserves the right after reasonable notice and at any time to enter upon the Premises himself, his workmen, contractor, architect, artisans and laborers, to make such repairs and to do such work on or about the Premises as Lessor may deem necessary or proper, or that Lessor may be lawfully required to make; and such repairs shall be made at the Lessee's own risk as to his goods, wares, fixtures, equipment, stock, and furnishings, and as to protection thereof from theft or damages or other hazard directly or indirectly connected with such repair work. Should the Lessee fail to make any repairs, replacements or fail to undertake any maintenance agreed to by it under this lease, the Lessor may enter the Premises and make such repairs, replacements and undertake such maintenance under the same conditions thereinabove set out, and the cost thereof shall be payable by the Lessee on demand, together with interest at the highest legal rate not to exceed 15% per annum and which said sum shall be secured as additional rent under the terms of this lease.

30. INSPECTION

Lessor or Agent, reserves the right to visit and inspect the Premises at all reasonable times, and to show said premises to prospective tenants and purchasers, and to display "For Sale: signs on said premises, and during the last 6 months of this lease to display "For Rent" signs on said premises.

31. EMINENT DOMAIN

If the whole of the Premises shall be taken by Federal, State, County, City, public utility, or other authority for public use or under any statute, or by right of eminent domain, or sold under threat of such taking, then when possession shall be taken thereunder of the Premises, the term hereby granted and all rights of the Lessee hereunder shall immediately cease and terminate, and the Lessee shall not be entitled to any part of any award that may be made for such taking, nor to any damages hereof except that the rent shall be adjusted as of the date of such termination of the lease. If but a part of the Premises be taken by right of eminent domain, this lease shall continue in full force and effect, as to the property remaining, and provided such property remaining is capable of continued use and enjoyment by the Lessee for the uses and purposes provided for hereunder, and the Lessee shall not be entitled to any award that may be made for such taking; nor shall such taking constitute a termination of this lease, or a constructive eviction of Lessee. The rent payable hereunder shall be adjusted as of the time of such taking to equitably reflect the change in the size of said remaining property.

32. CONDEMNATION

In the event the improvements on the Premises are condemned by any Public Authority except under conditions described in the paragraph immediately following, it is agreed and understood that upon notice of such order of condemnation that the Lessor has the option or election to (a) terminate this lease as herein provided, or (b) make the required repairs. If the Lessor elects to terminate this lease he shall give notice thereof in writing to the Lessee within thirty (30) days of the date of the receipt of the order of condemnation from the Public Authority, and the Lessee shall then have thirty (30) days from the receipt of the Lessor's notice to exercise, to (a), surrender possession of the Premises or (b), continue in possession and make the required repairs at the Lessee's expense. If the repairs are made by either the Lessor or Lessee, as herein provided for, during the actual period of such repairs, it is agreed that there shall be a proportionate abatement of rent. PROVIDED, HOWEVER, that nothing herein contained shall be construed as prohibiting, limiting, diminishing or altering the Lessor's right to contest, deny, protest or in any other way attack, question or defend the matters involved in such condemnation both as to the facts and the authority of the Public Authority, and in that event the options or elections hereinabove provided for shall be exercisable in the manner above provided, only after the matters in contest have been judicially determined. The Lessor shall give notice to the Lessee of his election to contest the order of condemnation within thirty (30) days after receipt of same.

33. SAFETY

If any Public Authority requires structural or other repairs or changes the Premises here demised, (for example, such as fire extinguisher systems, fire escapes, extra supports and braces), all or any of which are required by virtue of the Lessee's use of the Premises, then such changes, repairs, additions, shall be promptly made after notice thereof, solely at the Lessee's expense, and upon the Lessee failing or refusing to do so, the Lessor may (a), consider this lease in default, or (b), make such repairs, changes, additions, at the Lessee's cost and expense and such sums so expended together with interest thereon at the highest legal rate, not to exceed 15% per annum, shall be payable on demand and be secured as additional rent hereunder.

34. LESSEE TO PAY TAXES & ASSESSMENTS

Lessee shall pay, before the same become delinquent, all ad valorem taxes, user fees and other charges, including, without limitation, storm water drainage, paving or other assessments, which may be levied and assessed against or with respect to the Premises by any state, county, city or other governmental agency or taxing authority, whether against Lessor or Lessee at any time and whether levied against the land, buildings or improvements of the Premises, and shall furnish evidence satisfactory to Lessor that all of the same have been paid. All taxes and charges levied or assessed against, or with respect to the Premises for the first and last years of this lease shall be pro rated between the parties as of the date of this lease and the date of termination, respectively. In the event the assessments against the Premises cannot be separated from the assessment applicable to other property of the Lessor, Lessee shall pay a pro rata share determined by applying to the tax a fraction, the numerator of which shall be the number of square feet of space in the Premises and the denominator of which shall be the total square footage of property included in the tax assessment of the Revenue Commissioner. The taxes and charges required herein to be paid by Lessee shall be considered as additional rent.

35. LESSEE TO REIMBURSE LESSOR INSURANCE

Lessee agrees to pay to Lessor the cost of all premiums for insurance coverage with all endorsements for any lease year with respect to the Premises. In the event premiums payable by Lessor include the common areas, buildings or stores other than the Premises then premiums shall be apportioned among the Premises and such other buildings and stores to the extent that Lessee shall pay only its proportion of any such premiums. These monies shall be considered as additional rent and Lessee shall pay all such amounts upon demand by Lessor, which demand shall be accompanied by a statement setting forth the basis of such payments due from Lessee.

36. ADJOINING PROPERTY

Lessor does not warrant any rights to light, view or air over adjoining property and any diminution or shutting off of light, view or air by any structure which may exist or be erected adjacent to the Premises shall in no ways affect this lease, or impose any liability on Lessor.

37. SUCCESSORS IN INTEREST

Every provision hereof applicable to the Lessor and every provision hereof applicable to the Lessee shall also bind, apply to and run in favor of "their respective successors in interest, heirs, or personal representatives" as fully as if said quoted words were inserted after the word "Lessor" and "Lessee" wherever they appear herein, except that this provision shall not permit the assignment of the lease, or subleasing of the Premises except on the conditions here imposed.

38. MORTGAGE

This lease shall at all times be subject and subordinate to the lien of any mortgage or mortgages now or hereafter placed upon the Premises, and to all advances to be made upon the security thereof. The Lessee binds and obligates itself to execute and deliver such further instrument or instruments subordinating this lease to the lien of any such mortgage or mortgages at any time which the same may or shall be desired by any mortgagee or proposed mortgagee or by the Lessor. It is further agreed and understood, however, that whether this lease is subordinate to any such mortgage, or not, the Lessee's absolute right to quiet enjoyment of the Premises demised hereby shall be maintained so long as Lessee shall pay all rentals and perform all duties required of Lessee hereunder.

39. "LESSEE" DEFINED

The words "Lessee" includes the plural as well as the singular and if there be more than one Lessee, a breach of condition or default by any one shall at the Lessor's option, bind all of the Lessees equally under the terms of this lease. The term Lessee also includes natural persons, partnerships and corporations, other entities, or any combination thereof.

40. ARBITRATION

Wheresoever herein provision has been made for the abatement of rent or the equitable adjustment thereof as in case of damage by fire or other causes, eminent domain or condemnation, it is agreed and understood that in the event the Lessor and the Lessee should fail to agree as to the amount of such adjustment or the duration of time that such adjustment shall apply, that the matter in dispute at the election of either party shall be arbitrated. In order to provide for arbitration, it is further agreed that the Lessor or Lessor's agent shall appoint one (1) arbitrator and the Lessee shall appoint another, and the two (2) arbitrators so appointed shall select a third, and the opinion of the majority of said arbitrators shall in all things be final and binding upon the parties hereto. Any costs incurred in securing arbitration shall be borne equally by and between Lessor and Lessee.

41. RIDERS

All riders attached thereto are by reference made a part hereof and any terms or conditions of such rider, in conflict or inconsistent with the printed lease, shall supersede and control.

42. CAPTIONS

The captions of this lease are for convenience only and are not a part of this lease and do not in any way limit or amplify the terms and provisions of the lease.

43. LIMITATION OF LIABILITY

Lessee agrees that there shall be absolutely no personal liability on the part of the Lessor or Agent with respect to any of the terms, covenants and conditions of this Lease. Lessee shall look solely to the interest of the Lessor in the Premises for the satisfaction of each and every remedy of Lessee in the

event of any breach of the Lessor, its successor and assigns, of any of the terms, covenants and conditions of this lease to be performed by the Lessor.

44. AUTHORITY TO EXECUTE

This lease contains the entire and only agreement between the parties concerning the Premises and no oral or written statements or representations, if any, of any party hereto or any representative of a party hereto, not contained in this instrument, shall have any force or effect. This lease shall not be modified in any way except by a writing executed by Lessor and Lessee, and no oral agreement or representations for rental shall be deemed to constitute a lease other than this agreement. This agreement shall not be binding until it shall have been executed by Lessee and Lessor.

45. ENVIRONMENTAL INDEMNIFICATION BY LESSEE

Lessee shall unconditionally indemnify, defend and hold Lessor harmless from and against all loss, liability, claims, actions, expenses, lawsuits, proceedings, demands, assessments, adjustments and costs (including specifically, but without limitation, reasonable attorneys and consultants fees and expenses of investigation) which solely arise from or are related to Lessee's use of the Premises and (1) the imposition or recording of a lien, the incurring of costs or required repairs, clean up or detoxification and removal under any Hazardous Materials Law with respect to the Premises or liability to any third party in connection with any violation of a Hazardous Materials Law by Lessee; (2) the presence on or under, or the discharge, emission, release or threatened release from the Premises unto the environment arising from the installation, use, generation, manufacture, treatment, handling, refining, production, processing, storage, removal, clean up or disposal of any solid, hazardous material by Lessee at the Premises; (3) loss of value of the Premises as a result of any such lien, clean up, detoxification, loss, liability, damage, expense or claim or a failure or defect in title occasioned by the use of any such hazardous or toxic substance, pollutants, contaminants, or wastes after the commencement date of this lease; and (4) foreseeable and unforeseeable incidental and consequential damages related to the foregoing. Such indemnification shall survive the expiration or other termination of the term of this Lease. Notwithstanding the foregoing, Lessee shall not be responsible for the condition of the Premises which existed prior to the date of the execution of this lease.

46. ASSIGNMENT/SUBLEASING

Each and every transfer or assignment of this lease by the Lessee or any interest there shall be null and void, unless the written consent of the Lessor be first obtained thereto, which consent shall not be unreasonably withheld. Any violation hereof is agreed and understood to constitute a substantial and material breach of condition of this lease, with all of the rights thereunto pertaining as in the case of default for any other cause hereunder. In the event of any assignment/sublease for which consent is given as stipulated herein, Lessee agrees to designate Lessor as its exclusive agent in attempting to secure a suitable assignee or sublessee for the remainder of the term of the Lease. Lessee further agrees to pay an assignment/subleasing fee in the amount of one month's rent as set forth herein for efforts on Lessee's behalf.

47. LESSEE'S LIMITED RIGHT TO TERMINATE LEASE

If during the term of this lease, Richard Sullivan, Jr. dies and, as a result of his death, Lessor collects a minimum of $1,500,000.00 on one or more life insurance policies which Lessor might elect, in it's absolute discretion, to acquire and maintain, Lessee shall have the right, within 180 days of the date of death of Richard Sullivan, Jr., to terminate this lease upon 30 days advance written notice to Lessor. This provision shall not obligate Lessor to acquire or maintain any such life insurance insuring the life of Richard Sullivan, Jr. and, if Lessor, in it's sole discretion, elects not to acquire or maintain such life insurance, Lessee shall have no such termination right.

IN WITNESS WHEREOF, the Lessor and the Lessee have executed THESE PRESENTS in triplicate by affixing hereunto their respective hands and seals on the day and date first above set forth.

LESSOR

CENTRAL OPTICAL, LLC

Witness

JOHN D. PEEBLES, Member and Manager

Witness

ALLAN R. CAMERON, JR. Member and Manager

LESSEE

RED SQUARE, LLC

Witness

RICHARD C. SULLIVAN, Member and Manager

Witness

RICHARD C. SULLIVAN, JR., Member and Manager

GUARANTORS

RICHARD C. SULLIVAN

RICHARD C. SULLIVAN, JR.,

EXHIBIT B
SUBLEASED PREMISES

EXHIBIT B

SUBLEASED PREMISES


Red Square - 54 St. Emanuel Street
A1.0


Red Square - 54 St. Emanuel Street
A2.0


ELEVATOR ROOM
ELEVATOR
STAIRWELL
WOMENS
VESTIBULE
MENS
STAIRWELL
LOBBY
EXECUTIVE LOUNGE
FILE ROOM
BREAKROOM
OFFICE
OFFICE
OFFICE
OFFICE
RECEPTION
CORRIDOR
CONFERENCE
OPEN OFFICE
EXECUTIVE OFFICE
EXECUTIVE OFFICE
EXECUTIVE OFFICE
EXECUTIVE OFFICE
OFFICE
OFFICE
OFFICE
OFFICE
ALCOVE
EXECUTIVE OFFICE
1
A1.0
FLOOR PLAN - SUITE A

GRUBB & ELLIS

54-56 St. Emmanuel Street - Suite A

54-56 St. Emmanuel Street
Mobile, Alabama 36602

SCHEMATIC DESIGN

ODOM

FLOOR PLAN: SUITE A

A1.0

EXHIBIT C
SEE ATTACHED LIST OF FF&E

Exhibit C

First Floor, 54 Saint Emanuel Street

Reception
2 red leather chairs
End table
Reception desk
Reception desk chair
Shelving unit

Hallway
Shelving unit
Sonos speakers (downstairs and upstairs)

Hallway Storage Closet
AV equipment

Under Stair Storage, vestibule
3 sit-to-stand desks, unassembled
Privacy partitions

Conference Room
Built-in shelving and cabinets
Console table
Conference room table, glass top
12 white leather chairs
1 television

Reynolds-Sullivan Conference Room
4 Herman Miller Chairs
Metal table
1 television

Sullivan-St Clair Conference Room
Conference room table
8 chairs
1 television

Gym
Projector
Screen
Podium
Bleachers
20 bleacher cushions
Basketball hoop

1 basketball
Basketball rack

Production Room
1 console
1 sets of metal shelving
1 bar height table, on wheels
4 bar stools

Mail Room
4 sets of metal shelving
1 large wooden desk
1 table
2 rolling chairs

Break Room
2 Refrigerator / Freezer
1 microwave
1 ice maker
1 dishwasher
1 pool table with pool balls, rack and 5 sticks
Photo booth
1 television
4 saddleback leather chairs
1 coffee table
4 red lunch cushions
2 benches
2 attached tables
6 white lunch chairs
2 lunch tables
4 wooden short stools
2 long bar tables
8 bar stools
Wooden short bench
White knight
Pottery Barn plates, bowls, coffee mugs
Pottery Barn silverware

Patio
Furniture: 2 sofas, 4 individual chairs, all with cushions
Cushion storage bin
2 coffee tables
14 metal chairs
5 pedestal tables

Back Stairwell

Recycling Center – 5 metal bins and gnomes
2 folding tables (closet under the stairs)
Various pool noodles, baby pools, coolers (under stairs)
Red shark

Second Floor, 54 Saint Emanuel Street

Second Floor, Balcony
3 metal chairs
1 pedestal table

Second Floor, North
28 sit-to-stand desks
22 office chairs
1 Ricoh printer*
3 large wooden desks, 2 with white Quartz tops (all in private offices)
1 long, bar height conference table
7 chairs
1 Red Bull machine
1 television
Console table
Coffee table
1 cushioned bench
1 Room & Board sofa
2 Room & Board chairs
1 leather ottoman
3 sets of lockers
Elena's office furniture – 2 striped chairs, 1 white chair, 1 bench with cushion, 1 patterned chair, rug
Sarah's office – 2 console tables, 2 gray chairs, 1 white leather chair, 1 bench with cushion, rug
Katie's office – 1 bench, rug, console table, floor lamp
Tina's office – 2 black chairs, 1 console table
Kate Light's office – 2 benches, Floor lamp
Rich's office – 2 leather chairs, console

Outside Elevator
1 white table
3 red chairs

Accounting Office
4 large wooden desks
1 sofa
2 black chairs
1 wooden shelf

1 wooden bookshelf
2 sets of white shelves
1 Dex printer*

Punching Bag
Mini trampoline

Second Floor, South
Red circular sofa
1 round coffee table
Large wooden conference table
8 red swooper chairs
35 sit-to-stand desks
36 office chairs
Richard's office furniture: 1 large wooden desk with red Quartz top (in private office), 2 red leather side chairs, 1 red leather office chair, rug, 1 small circular end table
2 sets of bookshelves
6 sets of lockers
2 black chairs (willie's office)
1 console table (willie's office)
1 glass top end table, 2 chairs

Second Floor, Breakroom / Copy Room
1 Ricoh printer*
1 industrial coffee maker
1 Refrigerator / Freezer
1 dishwasher

EXHIBIT D

SEE PARKING SPACES IDENTIFIED ON THE ATTACHED MAP

EXHIBIT D


CONTI STREET
CONCEPTION STREET
2 STORY
CONC. BLOCK / STUCCO
BUILDING

IN WITNESS WHEREOF, this Sublease has been executed as of the date first written above.

SUBLANDLORD:

RED SQUARE, LLC

By: ______________________________
Name: Richard C. Sullivan, Jr
Title: CEO

SUBTENANT:

COMPUTER PROGRAMS AND SYSTEMS, INC.

By: ______________________________
Name:
Title:

Master Landlord's Consent

Landlord hereby acknowledges its consent to this Sublease (including the terms and provisions in Sections 10 and 18) and represents that, to its knowledge, neither Master Landlord nor Sublandlord (as Lessee under the Master Lease) is in default under the Master Lease.

Master Landlord's consent is given subject to the foregoing:

1. Except as set forth in this Sublease, nothing in the Sublease shall be construed (a) to modify, waive, impair or affect any of the provisions, covenants, agreement, terms or conditions contained in the Master Lease, (b) to waive any breach of the Master Lease or any rights of Master Landlord or Sublandlord against the other for the non-performance of such party's obligations under the Master Lease, (c) to enlarge or increase the obligations of Master Landlord or Sublandlord or the rights of Master Landlord or Sublandlord under the Master Lease, or (d) as a consent by Master Landlord pursuant to any of the other provisions of the Master Lease (including, without limitation, to the performance of any work in and to the Subleased Premises).

2. In the event of the termination by Master Landlord of the Master Lease prior to the scheduled expiration date of the Sublease pursuant to a default under the terms of the Master Lease, then, upon Subtenant's cure of the default that led to the termination, Master Landlord shall take over all of the right, title and interest of Sublandlord and Subtenant shall attorn to Master Landlord pursuant to the then executory provisions of the Sublease. Upon request by Master Landlord,